UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2013

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 2, 2013, following the syndication of the loans received under Dole’s April 1, 2013 credit agreement, Dole entered into an amended and restated credit agreement under which Dole Food Company, Inc. and Solvest, Ltd. continue to be the borrowers. The amended and restated credit agreement replaces the April 1, 2013 credit agreement. The amended and restated credit agreement provides for a revolving credit facility of $180 million, divided between domestic and off-shore borrowings, and a term loan of $675 million, which reflects the $500 million drawn on April 1, 2013, the borrowing of $125 million that Dole was entitled to request through the end of September 2013 under the April 1, 2013 credit agreement, and an additional $50 million. The amended and restated credit agreement also allows Dole to request future incremental loans. The annual interest rate on the term loan is, at Dole’s option, either (i) LIBOR plus 2.75%, with a LIBOR floor of 1.00% or (ii) a base rate plus 1.75%. The interest rate on amounts drawn under the revolver is, at Dole’s option, either (i) LIBOR plus 2.50% to 2.75%, with no LIBOR floor, or (ii) a base rate plus 1.50% to 1.75%, in each case, based upon Dole’s consolidated leverage ratio, but beginning at the upper number in the range. A portion of the revolving loan facilities may, at Dole’s discretion, be used to provide letters of credit.

The U.S. loans are secured by substantially all the U.S. assets of Dole and its domestic subsidiaries; the offshore loans are also secured by certain assets of Dole’s Bermuda subsidiaries. The amended and restated credit agreement contains customary covenants, restrictions and default terms. The revolving credit facility matures in five years and the term loan matures in seven years.

Section 9 Financial	Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Amended and Restated Credit Agreement, dated as of May 2, 2013, among Dole Food Company, Inc., Solvest, Ltd., the Lenders party thereto, Bank of America, N.A. and Coöperatieve Centrale Raiffeisen – Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, and The Bank of Nova Scotia, as Co-Documentation Agents, Wells Fargo Bank, National Association, as Syndication Agent and Deutsche Bank AG New York Branch, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 8, 2013	DOLE FOOD COMPANY, INC.
REGISTRANT

	By:	/s/ BETH POTILLO
Beth Potillo
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of May 2, 2013, among Dole Food Company, Inc., Solvest, Ltd., the Lenders party thereto, Bank of America, N.A. and Coöperatieve Centrale Raiffeisen – Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, and The Bank of Nova Scotia, as Co-Documentation Agents, Wells Fargo Bank, National Association, as Syndication Agent and Deutsche Bank AG New York Branch, as Administrative Agent.

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